Exhibit 99.1

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Avista Announces New Executive Appointments

Management Changes Focused on Enhancing Strategic Execution and Effective Operations

SPOKANE, Wash., Aug. 9, 2022, 1:05 p.m. PDT: Avista (NYSE: AVA) today announced several senior leadership changes that are effective Sept. 1, 2022, as part of a planned succession process.

Heather Rosentrater, Senior Vice President, Energy Delivery and Shared Services, will become Senior Vice President and Chief Operating Officer. She will oversee Energy Delivery, Energy Resources and Enterprise Technology.

Jason Thackston, Senior Vice President, Energy Resources and Environmental Compliance Officer, will become Senior Vice President and Chief Strategy and Clean Energy Officer. He will lead strategy, non-regulated investments, business transformation, clean energy, environmental affairs, and innovation and growth.

Greg Hesler, Vice President, General Counsel, Corporate Secretary and Chief Ethics/Compliance Officer, will become Senior Vice President General Counsel, Corporate Secretary and Chief Ethics/Compliance Officer.

Bryan Cox, Vice President, Safety and Human Resources, will become Vice President, Safety and Chief People Officer.

Scott Kinney, Director of Energy Supply, will become Vice President, Energy Resources.

Josh DiLuciano, Director of Electrical Engineering, will become Vice President, Energy Delivery.

“I could not be more excited to announce these appointments," said Dennis Vermillion, President and Chief Executive Officer. "The individuals are transformative leaders who know Avista and the utility industry inside and out. I have the utmost confidence in their abilities and firmly believe this change will benefit Avista’s employees, customers and other stakeholders in numerous ways.”

Vermillion added this announcement is the product of their hard work as well as the recognition of their individual contributions and talent. Vermillion said the changes announced today are also consistent with the Board’s commitment to provide ongoing growth opportunities for future generations of leaders to develop the capabilities critical to Avista’s long-term health and success.

Additionally, Ed Schlect, Chief Strategy Officer will become Vice President, Strategy Advisor. Schlect will retire later in 2022.

“I am grateful for Ed’s longstanding service and impressive contributions to our company, including as an engineer in the utility in his early years, a founder and executive leader of our Ecova subsidiary, and more recently as our Chief Strategy Officer,” Vermillion said. “I also want to say how grateful I am to the rest of our Officer team, the top leaders of our company, who have led our company through a challenging couple of years; demonstrated their ability to manage at the highest level; and who have been so supportive of these changes.”

About Avista Corp.

Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is our operating division that provides electric service to 408,000 customers and natural gas to 375,000 customers. Our service territory covers 30,000 square miles in eastern Washington, northern Idaho and parts of southern and eastern Oregon, with a population of 1.7 million. AERC is an Avista subsidiary that, through its subsidiary AEL&P, provides retail electric service to 17,000 customers in the city and borough of Juneau, Alaska. Our stock is traded under the ticker symbol “AVA”. For more information about Avista, please visit www.avistacorp.com.

This news release contains forward-looking statements regarding the company’s current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company’s and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and its Annual Report on Form 10-K for the year ended Dec. 31, 2021.

Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation.

SOURCE: Avista Corporation

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